UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2024

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39866	85-3306396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 North Cedros Avenue, Suite B Solana Beach, California		92075
(Address of principal executive offices)		(Zip Code)

(858) 925-8215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EFTR	Nasdaq Capital Market
Warrants to purchase common stock	EFTRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2024, eFFECTOR Therapeutics, Inc. (the “Company”) filed an amendment (the “Amendment”) to its amended and restated certificate of incorporation to effectuate a reverse stock split of the Company’s common stock, par value $0.0001per share (“Common Stock”). Pursuant to the Amendment, at the effective time of 12:01 a.m. Eastern Time on January 12, 2024, each 25 shares of Common Stock issued and outstanding will be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). The par value per share remains the same. Trading of the Common Stock on a Reverse Stock Split-adjusted basis will begin at the opening of trading on the Nasdaq Capital Market on January 12, 2024. The new CUSIP number for the Common Stock following the Reverse Stock Split is 28202V207. The CUSIP number for the Company’s publicly traded warrants will not change.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a proportional cash payment. In connection with the Reverse Stock Split, the total number of shares of Common Stock that the Company is authorized to issue will be proportionally reduced from 1,000,000,000 shares to 40,000,000 shares. The Reverse Stock Split will reduce the number of shares outstanding from approximately 74.9 million shares to approximately 3.0 million shares, subject to adjustment for fractional shares.

In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of Common Stock and the number of shares of Common Stock reserved for issuance pursuant to the Company’s equity incentive compensation plans.

The Reverse Stock Split ratio was selected pursuant to the authority granted to the board of directors of the Company by stockholders of the Company at the Annual Meeting of Stockholders held on June 22, 2023. A copy of the Amendment filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of eFFECTOR Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFFECTOR Therapeutics, Inc.

Date: January 10, 2024	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer